Exhibit 10.3

ADDENDUM NO. 2 TO
EMPLOYMENT AGREEMENT

THIS ADDENDUM NO. 2 TO EMPLOYMENT AGREEMENT ("Addendum No. 2") is made and entered into effective as of the 30th day of March, 2012 (the “Addendum Date”), by and between LENDER PROCESSING SERVICES, INC., a Delaware corporation (the "Company"), and Daniel T. Scheuble (the "Employee") for the purpose of modifying and amending certain terms of that Employment Agreement (the “Employment Agreement”), with an Effective Date of December 31, 2009, by and between Company and Employee, as more specifically set forth below. This Addendum No. 2 shall be supplemental to, and shall be read and construed together with, the Employment Agreement and that certain Addendum No. 1 to Employment Agreement, effective as of September 30, 2011, between Company and Employee, and all capitalized terms that are not otherwise defined in this Addendum shall have the meanings attributed to them in the Employment Agreement. In consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:
1.Section 3 of the Employment Agreement shall be disregarded and shall be replaced with the following:
Term. This Agreement shall commence on the Effective Date and, unless terminated as set forth in Section 8, continue through December 31, 2013. This Agreement shall be extended automatically for successive one (1) year periods (the initial period and any extensions being collectively referred to as the "Employment Term"). In addition, any and all addendums to this Agreement shall continue through the Employment Term unless otherwise specifically set forth in such addendum. Either party may terminate this Agreement, together with any addendums thereto, as of the end of the then-current period by giving written notice at least thirty (30) days prior to the end of that period. Notwithstanding any termination of this Agreement or Employee's employment, Sections 8 and 9 shall remain in effect until all obligations and benefits that accrued prior to termination are satisfied.
2.    Incorporation by Reference. This Addendum is entered into between the parties for the purpose of amending certain terms of the Employment Agreement, and is hereby incorporated therein and made a part thereof. All terms of the Employment Agreement (as modified or supplemented by Addendum No. 1) other than those specifically modified by this Addendum shall remain in full force and effect.

Signature page follows.

IN WITNESS WHEREOF the parties have executed this Addendum to be effective as of the date first set forth above.

LENDER PROCESSING SERVICES, INC. By: /s/ Hugh R. Harris Name: Hugh R. Harris Its: President and Chief Executive Officer
DANIEL T. SCHEUBLE /s/ Daniel T. Scheuble